UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2018

Mercantil Bank Holding Corporation

(Exact name of registrant as specified in its charter)

Florida	1-38534	65-0032379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida 33134

(Address of principal executive offices including zip code)

(305) 460-4038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On August 10, 2018, Mercantil Servicios Financieros, C.A. (“MSF”) completed the previously announced spin-off of Mercantil Bank Holding Corporation (the “Company”) through a distribution of 60,880,929 shares of the Company’s Class A common stock and 43,880,032 shares of the Company’s Class B common stock, representing 80.1% of MSF’s interest in each class of the Company’s common stock, to holders of MSF’s Class A and Class B common stock, respectively (the “Distribution”). Each holder of record of MSF’s Class A common stock on April 2, 2018 (the “Record Date”) received one share of the Company’s Class A common stock and each holder of record of MSF’s Class B common stock on the Record Date received one share of the Company’s Class B common stock. As a result of the Distribution, the Company is now an independent, publicly traded company on the Nasdaq Stock Market under the symbols’ “MBNAA” (for the Company’s Class A common stock) and “MBNAB” (for the Company’s Class B common stock).

Raymond James & Associates acted as financial advisor to the Company in connection with the spin-off.

The information statement attached hereto as Exhibit 99.1 is being distributed to the shareholders of the Company on or about August 10, 2018.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Item 8.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Information Statement of Mercantil Bank Holding Corporation, dated August 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTIL BANK HOLDING CORPORATION

Date: August 10, 2018	By:	/s/ Millar Wilson
Millar Wilson
	Its:	Vice-Chairman and Chief Executive Officer